UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

Invesco Mortgage Capital, Inc. (the “Company”) is disclosing certain preliminary results of operations for the quarter ended

December 31, 2018 and for the period of January 1, 2019 through January 31, 2019.

Preliminary Results:

•	Net loss per common share (basic) is estimated to be in the range of ($1.53) to ($1.55) for the quarter ended December 31, 2018.

•	Core earnings per common share* is estimated to be in the range of $0.45 to $0.47 for the quarter ended December 31, 2018.

•	Book value per diluted common share** is estimated to be in the range of $15.24 to $15.29 at December 31, 2018.

•	Book value per diluted common share*** is estimated to be in the range of $15.90 to $16.10 at January 31, 2019

Additionally, the Company is providing estimates of operating results for the quarter and year ended December 31, 2018, as set forth below:

•

The Company continued to reposition its portfolio during the fourth quarter by rotating out of seasoned Agency residential mortgage-backed securities (“RMBS”) and into newly issued 30-year Agency RMBS and Agency commercial mortgaged-backed securities to capitalize on accretive opportunities in these sectors.

•

The Company purchased approximately $794 million of securities during the fourth quarter with proceeds from sales and paydowns of securities. The Company estimates its average earning assets were $18.1 billion in the fourth quarter.

•	As of December 31, 2018, the Company’s estimated debt-to-equity ratio was 6.7x.

The above information is preliminary and subject to completion, including the completion of customary financial statement closing and review procedures for the quarter ended December 31, 2018 and the quarter ended March 31, 2019. As a result, the preliminary results set forth above reflect the Company’s preliminary estimate with respect to such information, based on information currently available to management, and may vary from the Company’s actual financial results as of and for the quarter ended December 31, 2018 and the month ended January 31, 2019. Further, these preliminary estimates are not a comprehensive statement or estimate of the Company’s financial results or financial condition as of and for the quarter ended December 31, 2018 and the month ended January 31, 2019. These preliminary estimates should not be viewed as a substitute for financial statements prepared in accordance with U.S. GAAP and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary estimates.

These preliminary estimates, which are the responsibility of the Company’s management, were prepared by the Company’s management and are based upon a number of assumptions. Additional items that may require adjustments to these preliminary estimates may be identified and could result in material changes to these preliminary estimates. Preliminary estimates of results are inherently uncertain and the Company undertakes no obligation to update this information. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, PwC does not express an opinion or provide any form of assurance with respect thereto.

*

Core earnings (and by calculation, core earnings per common share) are non-Generally Accepted Accounting Principles (“GAAP”) financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.

**

Book value per diluted common share is calculated as total equity less the liquidation preference of Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding of 111,584,996 as of December 31, 2018.

***

Book value per diluted common share is adjusted to exclude a pro rata portion of the current quarter’s common stock dividend (which for purposes of this calculation is assumed to be the same as the previous quarter) and is calculated as total equity less the liquidation preference of Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding of 111,584,996 as of January 31, 2019.

Non-GAAP Financial Measures

In the “Preliminary Results” section above, the Company presents a preliminary estimate of its core earnings per common share for the quarter ended December 31, 2018. The Company cautions that core earnings per common share not be utilized in isolation, nor should it be considered as an alternative to net loss attributable to common stockholders computed in accordance with U.S. GAAP, or other measurements of results of operations computed in accordance with U.S. GAAP.

The Company uses the non-GAAP measure core earnings (and by calculation, core earnings per common share), to analyze the Company’s operating results and believes this financial measure is useful to investors in assessing our performance as further discussed below. The most directly comparable U.S. GAAP measure is net income (loss) attributable to common stockholders (and by calculation, net (loss) per common share (basic)). The table below presents a reconciliation of the estimated U.S. GAAP net loss per common share (basic) to core earnings per share attributable to common stockholders for the quarter ended December 31, 2018. Further information about this non-U.S. GAAP financial measure, and how management uses it, is set forth below this table.

Three Months Ended December 31, 2018
Estimated Net (Loss) Per Common Share (Basic)	($1.53) to ($1.55)

Estimated Non-U.S. GAAP Core earnings adjustments:
(Gain) loss on investments, net	$(0.69)
Realized (gain) loss on derivative instruments, net	$2.26
Unrealized (gain) loss on derivative instruments, net	$0.36
Realized and unrealized (gain) loss on GSE CRT embedded derivatives, net	$0.13
Amortization of net deferred (gain) loss on de-designated interest rate swaps	$(0.05)
Cumulative adjustments attributable to non-controlling interest	$(0.01)

Estimated Core earnings per share attributable to common stockholders	$0.45 to $0.47

The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; realized and unrealized (gain) loss on government sponsored enterprise credit risk transfer securities (“GSE CRT”) embedded derivatives, net; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; net loss on extinguishment of debt; and cumulative adjustments attributable to non-controlling interest. Core earnings per share attributable to common stockholders is equal to core earnings divided by the basic weighted average number of common shares outstanding. The Company may add and has added additional reconciling items to its core earnings calculation as appropriate.

The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results. The Company excludes the impact of gains and losses because gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company’s mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its consolidated balance sheet. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the consolidated statement of operations. In addition, certain gains and losses represent one-time events.

The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company’s cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company’s liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

The information contained in Item 2.02 is furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” and similar expressions or their negative forms, or by references to strategy, plans, or intentions, and include statements in this Current Report on Form 8-K regarding the Company’s preliminary financial results for the quarter ended December 31, 2018 and for the period from January 1, 2019 through January 31, 2019. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this Current Report on Form 8-K.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Item 8.01	Other Events.

On November 30, 2018, the Company redeemed the units in its operating partnership held by a wholly-owned Invesco Ltd. (“Invesco”) subsidiary for $21.8 million. The Company also repurchased 75,100 shares of common stock owned by a wholly-owned Invesco subsidiary for $1.1 million. The redemption price for the units, and price paid for the common stock, was equal to the market value of an equivalent number of shares of the Company’s registered common stock, calculated in accordance with the terms of the operating partnership’s limited partnership agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Invesco Mortgage Capital Inc.

Date: February 4, 2019	By:	/s/ Robert H. Rigsby
Name: Robert H. Rigsby Title: Vice President and Secretary